UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hyzon Motors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11\

HYZON

2023 PROXY STATEMENT

200KW
FUEL CELL
ELECTRIC VEHICLE
HYZON
ZERO Emissions
ZERO Compromise.

Letter to Our Stockholders Dear Fellow Stockholders,

On behalf of Hyzon Motors Inc.’s Board of Directors, it is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders, which will be held at 9:00 AM, Eastern Time, on August 23, 2023, via live webcast. Stockholders must register for this webcast at www.proxydocs.com/HYZN; upon registration, you will receive a unique URL by email that you can use to gain access to the meeting.

Over the past twelve months, Hyzon has experienced a significant transformation. We restructured, integrated, and simplified our Company, strengthened our governance, and built a strong foundation to advance our proprietary fuel cell technology and our fuel cell electric vehicle (“FCEV”) platforms in targeted markets. This has included adding depth to both our executive team and our Board of Directors, with the addition of talented and experienced leaders to each who are excited to join our mission at this critical time.

With this foundation in place, we have begun to execute on our newly focused strategic plan, which centers on our core strength – developing and commercializing our distinct fuel cell technology. Throughout the year, we have invested in the commercialization of our proprietary single stack 200kW fuel cell, which we believe will be a significant industry breakthrough due to its weight, size, cost, power, and fuel efficiency advantages. Further, we prioritized hiring and capital spend to advance the development of the 200kW fuel cell system and build out our manufacturing capacity in our Bolingbrook, IL facility, while discontinuing a significant number of vehicle research and development programs that were not vital to the FCEV powertrain.

In support of this technology development focus, we simplified our vehicle offering, engineering organization, and assembly model. We rationalized our product portfolio from over 20 distinct vehicle variants to one vehicle platform in each of our newly determined target markets: the conventional truck in the US, the cabover truck in Europe, and the rigid truck, the base for our refuse vehicle, in Australia.

Additionally, we streamlined our 200kW powertrain around modular standardized components, which are designed to require minimum modifications across all three platforms. This simplifies our global supply chain and inventory management, serviceability and maintenance, and allows us to remain asset-light by leveraging third-party vehicle assemblers.

We are grateful as well to have the continued support of our customers and suppliers across the fuel cell, vehicle and hydrogen infrastructure value chain, as we now transition into commercialization of our core FCEV truck platforms with customers in each region. We continue to work closely in North America, Europe and Australia & New Zealand with our anchor and trial customers with the aim of advancing our commercial pipeline forward based on our re-focused strategy and execution plan. We now have over a year of real customer trial experience on our heavy-duty FCEV powertrain, across a full range of customer use cases and external environments.

I am excited by the significant strides we have made to date, both in the advancement of our 200kW fuel cell technology and in the commercialization of our heavy-duty FCEVs. In the past few months, we have achieved several milestones, including:

•   We announced an agreement with food and foodservice distribution company, Performance Food Group, for five Hyzon Class 8 110kW FCEVs, with an additional 15 200kW FCEVs, conditional on a successful vehicle trial.

•   We completed assembly and testing of nine single stack 200kW fuel cell system B-samples, keeping us on-track to declare start of production in the second half of 2024.

•   We announced commencement of our initial commercial vehicle deployments into trial in Europe with Hylane in Germany and Juve in Austria.

•   We announced receiving ISO certification for our Rigid truck platform developed in Australia, which we anticipate deploying into its first customer commercial trial this year.

I am thankful for the support and commitment of our stockholders, employees, customers, and partners throughout the past year. With focused strategy and precise execution, we believe Hyzon is ready to lead the transition to hydrogen-powered heavy-duty mobility.

Once you have read the attached proxy statement, we ask for your vote for the proposals to elect the proposed slate of directors, and to ratify the appointment of our independent registered public accounting firm, KPMG.

We look forward to you joining us at the Annual Meeting of Stockholders of the Company.

Best,

Parker Meeks

CEO

July 14, 2023

Notice of the 2023 Annual Meeting of Stockholders

To Our Stockholders:

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company.

Our Annual Meeting of Stockholders of the Company will be held virtually at 9 AM Eastern Time, on Wednesday, August 23, 2023, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about July 14, 2023.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on July 6, 2023, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•   The election of three directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; and

•   The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on July 6, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is very important, and it is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ John Zavoli

John Zavoli

Secretary, General Counsel and Chief Legal Officer

Proxy Statement

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Wednesday, August 23, 2023 at 9:00 AM Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about July 14, 2023, as we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. The Notice directs stockholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Shares that are properly voted online or by telephone or for which proxy cards are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in such proxies. Where no instructions are given, shares will be voted “FOR” the election of each of the named nominees for director (Proposal 1), and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2).

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote at the meeting or by delivering to John Zavoli, Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472, either an instrument of revocation or an executed proxy bearing a later date.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the SEC we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on July 6, 2023, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•	The election of three directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; and

•	The ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Additionally, the Annual Meeting will consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Hyzon Motors 2023 Proxy Statement    |    1

What are the Board’s recommendations?

Our Board recommends that you vote:

•	The election “FOR ALL” of the director nominees; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, July 6, 2023, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Please contact our Secretary by telephone at (502) 352-7578 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination during the Annual Meeting using the control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible.

By Mail — If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing, and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be

2    |    Hyzon Motors 2023 Proxy Statement

voted on your behalf “FOR ALL” nominees in Proposal 1, and “FOR” Proposal 2. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing, and dating the voting instruction forms provided by their broker, bank, or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.proxydocs.com/HYZN and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone, or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Continental at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the nominees, or your vote may be “WITHHELD” with respect to any or all the nominees. “WITHHELD” votes will not affect the outcome.

For Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, you may vote “FOR,” vote “AGAINST”, or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” this proposal.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR ALL” of the nominees to the board of directors and “FOR” the ratification of the appointment of KPMG LLP.

What vote is required to approve each item?

For Proposal 1, the election of directors, the three nominees receiving the most affirmative “FOR” votes will be elected.

Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, requires the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the question.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of The NASDAQ Stock Market, LLC (“Nasdaq”), such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Proposal 1, the election of the three nominee directors, is considered a “non-routine” item for which brokers and nominees do not have discretionary power to vote and, therefore, broker non-votes may exist with respect to the “non-routine” proposal. Proposal 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, is considered

Hyzon Motors 2023 Proxy Statement    |    3

a “routine” item for which brokers and nominees do have discretionary voting power. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single nominee.

What constitutes a quorum?

The holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were 244,717,510 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a procedure which has been approved by the SEC for mailing our proxy materials called “householding”. Under this procedure, service providers who deliver our communications to stockholders may deliver a single copy of our Annual Report, Proxy Statement and Notice to multiple stockholders who share the same last name and address, unless we receive contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to John Zavoli, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472 or call (502) 352-7578. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

We believe that the virtual meeting format will expand stockholder access. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.proxydocs.com/HYZN. To participate in, vote, or ask questions at the Annual Meeting, you will also need the control number, which is included in your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, on Wednesday, August 23, 2023. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately fifteen minutes prior to the start of the Annual Meeting on Wednesday, August 23, 2023.

If you wish to submit a question during the Annual Meeting, you may log into the Annual Meeting using your control number and enter and submit your question. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

4    |    Hyzon Motors 2023 Proxy Statement

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have in accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. After registering to attend the virtual Annual Meeting, you will receive an instructional email which will provide an email address and phone number to connect with these technicians.

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

Hyzon Motors 2023 Proxy Statement    |    5

Proposal 1 — Election of Directors

Director Nominees

Our amended and restated bylaws (our “Bylaws”) provide that our board of directors shall consist of such number of directors as the Board may from time to time determine. The number of directors currently authorized by our Board is nine directors. The authorized number of directors may be changed by resolution of our Board. Each director shall serve a term of three years. Vacancies on our Board can be filled by resolution of our Board. Our Second Amended and Restated Certificate of Incorporation (our “Charter”) provides that the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. At this Annual Meeting, the Class II directors are up for election.

Nominees for Class II Directors Three candidates have been nominated for election as Class II directors at the 2023 Annual Meeting for a three-year term or until their successors are duly elected and qualified, and each has indicated to us that he or she will be able to serve. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Viktor Meng for re-election as a Class II director, and Andrea Farace and Matthew Foulston for election as new Class II directors.

The term of Ivy Brown’s current Class II directorship will end at the 2023 Annual Meeting, and Ms. Brown will not stand for re-election. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the Board, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill such vacancy.

The names of the proposed director nominees, their respective ages, and other biographical information as of the Annual Meeting, are set forth below. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he should serve, or continue to serve, as a director follows each nominee’s biography.

Biographies

Director Director since July 2021 Committee Memberships: Member, Nominating & Corporate Governance Committee; Member, ESG Committee	Viktor Meng Age 49

Biographical Information

Mr. Meng has served as a member of the Board since July 2021, and a member of the board of directors of Legacy Hyzon since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment.

We believe Mr. Meng is qualified to serve on the Board due to his expertise gained from serving as a member of Legacy Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Qualifications

Mr. Meng holds a B.S. summa cum laude in Business Administration from the State University of New York at Stony Brook and an MSc in Management from the London School of Economics.

6    |    Hyzon Motors 2023 Proxy Statement

Director Director since May 2023 Committee Memberships: Member, Nominating and Corporate Governance Committee; Member, Compensation Committee	Andrea Farace Age 67

Biographical Information

Mr. Farace was appointed to the Board in May 2023. Since 2022, Mr. Farace has served on the Board of HBL Bank UK Ltd, a full service banking institution regulated by the UK PRA and the FCA, where he is currently Chairman. In addition, he currently serves (since 2020) on the Board of Wirecard Card Solutions Limited, a formerly FCA licensed e-money institution now in voluntary liquidation, and the Board of Ptech Holdings GmbH (since 2023), a privately held electronic rating and credit analysis provider for the financial services sector. From March 2020 to December 2021, Mr. Farace served as Executive Vice President at Wirecard Card Solutions Limited, where he was responsible since June 2020 for all Wirecard Group divestitures globally working for the court appointed Administrator of the Wirecard AG group. Previously, from 1999 to February 2020, Mr. Farace held several senior positions at Citigroup Inc., as Head of, or Chief Operating Officer of, several businesses including Citi Holdings, Citi Transaction Services, Citi CEEMEA region, Citi Japan Investment Banking and Global Investment Banking, among others.

We believe Mr. Farace is qualified to serve on the Board based on his experience with institutional investors and financial markets providing a deep understanding of capital markets.

Qualifications

Mr. Farace holds a degree in Statistical, Demographic and Actuarial Sciences from the Università di Roma, and a Master’s degree in Business Administration from Columbia Business School.

Director Director since July 2023 Committee Memberships: Chair, Audit Committee Member, Compensation Committee	Matthew Foulston Age 59

Biographical Information

Mr. Foulston was appointed to Board in July 2023. Mr. Foulston is an accomplished financial executive with extensive international experience and has served as the CFO for three publicly listed companies. From 2020 to 2022, Mr. Foulston served as Executive Vice President and CFO of Covetrus, a $4.6 billion animal health distribution, software, and e-commerce company. Previously, from 2016 to 2019, Mr. Foulston served as Executive Vice President and CFO with Treehouse Foods, and from 2014 to 2016 as CFO of Compass Minerals. Prior to that, Mr. Foulston spent over 25 years in the automotive sector, including as Senior Vice President, Operations/Corporate Finance and Investor Relations for Navistar and Vice President and CFO of Navistar Truck, Senior Vice President and CFO for Mazda North America, as well as in various finance and strategy roles of increasing responsibility for Ford Motor Company.

We believe Mr. Foulston is qualified to serve on the Board based on his extensive financial, executive, and international experience in addition to over 25 years in the automotive/commercial truck industries.

Qualifications

Mr. Foulston received his Bachelor of Science Economics from Loughborough University in the United Kingdom.

✓	The Board Recommends a Vote “FOR” the Election of Viktor Meng, Andrea Farace, and Matthew Foulston.

Hyzon Motors 2023 Proxy Statement    |    7

Corporate Governance

Executive Officers and Directors

Our directors and executive officers, and their respective ages, are as follows. All directors serve a three-year term.

Name	Age	Position
Executive Officers
Parker Meeks	42	Director and Chief Executive Officer
Jiajia Wu	42	Interim Chief Financial Officer and Chief Accounting Officer
Shinichi Hirano	64	Chief Technology Officer
John Zavoli	63	General Counsel and Chief Legal Officer
Bappaditya Banerjee	55	Chief Operating Officer
Sue Sun-LaSovage	57	Chief Human Resources Officer
Non-Employee Directors
George Gu	52	Director; Non-Executive Chairman
Erik Anderson(2)(4)	64	Director
Ivy Brown(1)(4)(5)	61	Director
Dennis Edwards(1)(2)(3)(4)	52	Director
Andrea Farace(2)(3)	67	Director
Matthew Foulston(1)(2)	59	Director
Viktor Meng(2)(4)	49	Director
Elaine Wong(1)(3)	47	Director; Lead Independent Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Environmental, Social and Governance Committee.

(5)	Ms. Brown is not standing for re-election at the 2023 Annual Meeting.

Executive Officers

Parker Meeks. Mr. Meeks has served as Chief Executive Officer of Hyzon since March 2023 and a member of the Board since May 2023. Prior to this role, Mr. Meeks served as President and Interim Chief Executive Officer of Hyzon since August 2022, and as Chief Strategy Officer of Hyzon since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016. Mr. Meeks holds an M.B.A. degree in Finance from William Marsh Rice University and a B.S. degree in Electrical Engineering from Columbia University.

We believe that Mr. Meeks is qualified to serve on the Board due to his experience in driving impactful strategic analysis and long-term decisions in a rapidly evolving business environment, as well as his knowledge of Hyzon’s operations, employee needs, programs, and strategic focus to support its key decision-making processes.

Jiajia Wu. Ms. Wu has served as Interim Chief Financial Officer and Chief Accounting Officer of Hyzon since April 2023. Prior to this role, Ms. Wu served as Chief Accounting Officer and Principal Accounting Officer of Hyzon since September 2021. From October 2017 to August 2021, Ms. Wu served as Global Director, Technical and Cost Accounting and Financial Reporting for UL Solutions, a global safety science company providing testing, inspection and certification, training, advisory and risk management services, decision-making tools and intelligence in more than 100 countries. From April 2008 to September 2017, Ms. Wu served as Senior Manager, and previously as Manager and Senior Auditor, with EY, a global firm providing assurance, consulting, strategy and transactions, and tax services. Ms. Wu holds a B.B.A. in Accounting and M.S. in Education from Marshall University, and a B.A. in English Education from Soochow University in Suzhou, Jiangsu, China.

8    |    Hyzon Motors 2023 Proxy Statement

Shinichi Hirano. Mr. Hirano has served as Hyzon’s Chief Technology Officer since September 2021 and joined Hyzon in May 2021. He is a 30-year veteran of the automotive fuel cell technology field. Mr. Hirano most recently spent 17-years in leadership at the Ford Motor Company, including the Ford-Daimler fuel cell alliance and USDRIVE/USCAR Fuel Cell teams in the partnership with the US Department of Energy. Prior to the Ford Motor Company, Mr. Hirano served in various research roles spanning 9 years at the Mazda Motor Corporation. Mr. Hirano holds 25 U.S. patents in the automotive hydrogen fuel cell and battery space. He has published 15 papers for scholarly journals, provided numerous lectures, plenary talks and professional presentations at universities and international conferences. He has also served as a guest scientist at Texas A&M University, Center for Electrochemical System and Hydrogen Research, in pursuit of fuel cell catalyst and MEA research. Mr. Hirano holds an Electrical Engineering degree from the Science University of Tokyo.

John Zavoli. Mr. Zavoli has served as General Counsel and Chief Legal Officer of Hyzon since February 2021. From March 2020 to February 2021, Mr. Zavoli served as General Counsel, and from January 2020 to March 2020, as Assistant General Counsel, of Karma Automotive, an electric vehicle manufacturer and alternative energy mobility company. From January 2017 to May 2019, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel of Conduent Inc., a software company focused on delivering mission-critical services and solutions on behalf of businesses and governments. Prior to that, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel in the Law Department of Xerox Corporation, a print and digital document products and services provider, from August 2014 to January 2017, where he supported the StrataCare business unit and other Xerox services businesses. Prior to that, Mr. Zavoli served as Chief Financial Officer and General Counsel of StrataCare, LLC from December 2007 to August 2014, when StrataCare, LLC was acquired by Xerox Corporation and eventually spun off into Conduent Inc. Mr. Zavoli holds an LL.M. from Boston University School of Law, a J.D. from University of Illinois Chicago Law School, and B.S. degree in Accounting from the University of Illinois Chicago.

Bappaditya Banerjee. Dr. Banerjee has served as Chief Operating Officer of Hyzon since May 2023. From 2017 to April 2023, he served as Vice President, Mining Equipment, for GE Transportation (a Wabtec Company), a leading global provider of equipment, systems, digital solutions, and value-added services for the freight, rail, transit, mining, industrial, and marine applications. Dr. Banerjee led the Mining Equipment business, including market and product strategy, new technology development, sales and marketing, order to delivery, field service and quality, aftermarket sales, service, and remanufacturing operations for propulsion systems for electrification of mining trucks. He led Power Agnostic strategy for electric propulsion systems for compatibility with alternate and augmenting sources of power to diesel, from trolley systems, battery systems, and fuel cell systems. From 1997 to 2017, Dr. Banerjee served in progressing roles with Caterpillar, Inc. where, from 2015 to 2017, he served as Worldwide Product Head, Off-highway Trucks & Wheel Tractor Scrapers. He holds a Ph. D, Mechanical Engineering from Purdue University, an M.B.A. from the University of Chicago, an M.S., Mechanical Engineering from Binghamton University, and a BE, Mechanical Engineering from the Delhi College of Engineering in India.

Sue Sun-LaSovage. Ms. Sun-LaSovage has served as Chief Human Resources Officer of Hyzon since May 2023. From 2021 to 2023, Ms. Sun-LaSovage served as Chief People Officer for Via Motors, a designer and manufacturer of electric commercial truck platforms. From 2018 to 2020, Ms. Sun-LaSovage served as Global Vice President, Human Resources for SRG Global, a Guardian Company and supplier of automotive and commercial truck parts and components. Previously, Ms. Sun-LaSovage held various senior-level human resources roles at LeSaffre Yeast Corporation, S.C. Johnson & Son, and Dow Chemical. She holds a Master’s Degree in Human Resources & Industrial Relations from the University of Minnesota, and a Bachelor’s Degree in Mechanical & Optical Engineering from HuaZhong University of Science & Technology in China.

Non-Employee Directors

George Gu. Mr. Gu has served as Non-Executive Chairman of the Board since August 2022. Prior to that Mr. Gu served as Executive Chairman of the Company since July 2021, Executive Chairman of Legacy Hyzon since August 2020, and as Chief Executive Officer of Legacy Hyzon from January 2020, when he co-founded Legacy Hyzon. Mr. Gu co-founded Horizon, a leading international fuel cell producer, in 2003 and has served as Horizon’s Chairman since August 2019. Prior to that, Mr. Gu served as Horizon’s Chief Executive Officer from Horizon’s formation until August 2019. Mr. Gu served as the Chairman of Horizon Educational Group, an affiliate of Horizon focused on fuel cell education, from August 2019 to February 2021. From June 1999 to October 2003, Mr. Gu was the Digital Ventures Manager at Eastman Chemical Company, a specialty materials company primarily in the chemical industry, where he was responsible for clean technology and e-commerce. Mr. Gu holds an M.B.A. from the University of North Carolina (Chapel Hill) and a B.S. degree in Finance from Fudan University, Shanghai, China.

We believe Mr. Gu is qualified to serve on the Board due to his operational experience as Hyzon’s Executive Chairman and as a member of Legacy Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, business leadership experience in the hydrogen mobility sector and his experience serving on the board of directors of a hydrogen-focused company.

Hyzon Motors 2023 Proxy Statement    |    9

Erik Anderson. Mr. Anderson has served as a member of the Board since July 2021. Mr. Anderson served as Chief Executive Officer of Decarbonization Plus Acquisition Corporation (“DCRB”) from September 2020 until July 2021 and as a member of the DCRB board of directors from October 2020 until July 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation III since February 11, 2021 and a member of its board of directors since March 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation II since January 2021 and a member of its board of directors since February 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as chief executive officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman of Singularity University, a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the executive chairman of Topgolf Entertainment Group, a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the Board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, chief executive officer of Matthew G Norton Co. and vice president at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

We believe Mr. Anderson is qualified to serve on the Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB board of directors, and his financial, investing and management expertise.

Ivy Brown. Ms. Ivy Brown has served as a member of the Board since July 2021. Ms. Brown was the President of United Parcel Service Northeast from April 2013 to January 2020. Ms. Brown’s career at UPS spanned 32 years, including positions as Package Division Manager from July 2006 to April 2013 and Director of Sales from August 2000 to July 2006. She has been a member of the board of directors of The Chef’s Warehouse (Nasdaq: CHEF), a specialty foods distributor, since November 2020. Ms. Brown holds an M.B.A. (Information Technology) from Golden Gate University and a B.S. degree (Industrial Engineering) from Southern Illinois University.

Ms. Brown is not standing for re-election at the 2023 Annual Shareholder Meeting.

Dennis Edwards. Mr. Edwards has served as a member of the Board since July 2021. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012. Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

We believe Mr. Edwards is qualified to serve on the Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Andrea Farace. Mr. Farace has served as a member of the Board since May 2023. Since 2022, Mr. Farace has served on the Board of HBL Bank UK Ltd, a full service banking institution regulated by the UK PRA and the FCA, where he is currently Chairman. In addition, he currently serves (since 2020) on the Board of Wirecard Card Solutions Limited, a formerly FCA licensed e-money institution now in voluntary liquidation, and the Board of Ptech Holdings GmbH (since 2023), a privately held electronic rating and credit analysis provider for the financial services sector. From March 2020 to December 2021, Mr. Farace served as Executive Vice President at Wirecard Card Solutions Limited, where he was responsible since June 2020 for all Wirecard Group divestitures globally working for the court appointed Administrator of the Wirecard AG group. Previously, from 1999 to February 2020, Mr. Farace held several senior positions at Citigroup Inc., as Head of, or Chief Operating Officer of, several businesses including Citi Holdings, Citi Transaction Services, Citi CEEMEA region, Citi Japan Investment Banking and Global Investment Banking, among others. Mr. Farace holds a degree in Statistical, Demographic and Actuarial Sciences from the Università di Roma, and an M.B.A. from Columbia Business School.

10    |    Hyzon Motors 2023 Proxy Statement

We believe Mr. Farace is qualified to serve on the Board based on his experience with institutional investors and financial markets providing a deep understanding of capital markets.

Matthew Foulston. Mr. Foulston was appointed to Board in July 2023. Mr. Foulston is an accomplished financial executive with extensive international experience and has served as the CFO for three publicly listed companies. From 2020 to 2022, Mr. Foulston served as Executive Vice President and CFO of Covetrus, a $4.6 billion animal health distribution, software, and e-commerce company. Previously, from 2016 to 2019, Mr. Foulston served as Executive Vice President and CFO with Treehouse Foods, and from 2014 to 2016 as CFO of Compass Minerals. Prior to that, Mr. Foulston spent over 25 years in the automotive sector, including as Senior Vice President, Operations/Corporate Finance and Investor Relations for Navistar, and Vice President and CFO of Navistar Truck, Senior Vice President and CFO for Mazda North America, as well as in various finance and strategy roles of increasing responsibility for Ford Motor Company. Mr. Foulston received his Bachelor of Science Economics from Loughborough University in the United Kingdom.

We believe Mr. Foulston is qualified to serve on the Board based on his extensive financial, executive, and international experience in addition to over 25 years in the automotive/commercial truck industries.

Viktor Meng. Mr. Meng has served as a member of the Board since July 2021, and as a member of the Board of Legacy Hyzon since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment. Mr. Meng holds a B.S. summa cum laude in Business Administration from the State University of New York at Stony Brook and an MSc in Management from the London School of Economics.

We believe Mr. Meng is qualified to serve on the Board due to his expertise gained from serving as a member of Legacy Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Elaine Wong. Ms. Wong has served as a member of the Board since July 2021 and is the Lead Independent Director. Ms. Wong is a co-founder and a partner of H+ Partners, which was formed in 2021 to make private equity investments in companies that accelerate decarbonization, with a particular emphasis on companies in the hydrogen ecosystem. Prior to that, she co-founded Hydrogen Capital Partners in 2019 and co-founded HAO Capital, a China-focused Growth Equity Fund in June 2006. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. Prior to that, from August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA. Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

We believe Ms. Wong is qualified to serve on the Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Director Independence; Controlled Company Exemption

The Board determined that each of the directors other than George Gu and Parker Meeks qualifies as an independent director of the board or directors, as defined under the Nasdaq listing rules, and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.

The Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the Company;

•

The director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);

Hyzon Motors 2023 Proxy Statement    |    11

•	A family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or a family member of the director is a partner in, a controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);

•

The director or a family member of the director is employed as an executive officer of an entity for which at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•

The director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC and Nasdaq, as no member of the Audit Committee accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, or otherwise has an affiliate relationship with the Company. Similarly, the members of the Compensation Committee each qualify as independent under SEC and Nasdaq standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, and that none have any affiliate relationships with the Company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Hymas PTE Ltd. (“Hymas”) and its affiliates control a majority of the voting power of our Class A Common Stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including those that would require:

•	the Board to have a majority of independent directors;

•	that Hyzon establish a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that Hyzon have independent director oversight of Hyzon’s director nominations.

While we do not currently rely on any of these exemptions (including with respect to the requirement for a majority of independent directors), we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we were to rely on one or more of these exemptions, holders of Class A Common Stock would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

12    |    Hyzon Motors 2023 Proxy Statement

Board Diversity

The table below provides certain statistics related to the composition of our Board’s members and nominees as of the Record Date. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).

Total Number of Directors	9*
Gender Identity	Female	Male	Non-binary	Did not Disclose Gender
Directors	2	7	—	—
Demographic background
African American or Black	1	1
Alaskan Native or American Indian	—	—
Asian	1	2
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	—	4
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did not Disclose Demographic Background	—	—

*

Ms. Brown’s term ends as of the 2023 Annual Meeting, and she will not be standing for re-election. If each director nominee is elected to the Board, after the 2023 Annual Meeting, 3 of 6, or 50%, of our independent directors, and 4 of 8, or 50%, of our full Board would identify as gender, racially, ethnically and/or nationality diverse, and 1 of 8, or 12.5%, of our full Board would identify as female.

Board of Directors Meetings

Our Board held 18 meetings during 2022. Except for KD Park, each director who served on the Board in 2022 attended at least 75% of the aggregate meetings held by the Board and the committees, if any, on which such director serves. We do not have a policy requiring attendance of our directors at our Annual Meeting of Stockholders.

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our Board of Directors, including our independent directors, they may send their communication in writing to: Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors, or committee of the Board of Directors based on the subject matter.

Certain Relationships and Related Transactions

DCRB Founder Shares

On September 12, 2017, DCRB issued an aggregate of 11,500,000 shares of DCRB Class B Common Stock (the “DCRB Founder Shares”) to its sponsor, Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), for a capital contribution of $25,000, or approximately $0.002 per share. In September and October 2020, DCRB’s Sponsor returned to DCRB, at no cost, an aggregate of 5,750,000 DCRB Founder Shares, which DCRB cancelled. The number of DCRB Founder Shares issued was determined based on the expectation that such DCRB Founder Shares would represent 20% of the outstanding shares upon completion of DCRB’s initial public offering. In October 2020, DCRB’s Sponsor transferred an aggregate of 1,042,198 DCRB Founder Shares to DCRB’s independent directors and WRG DCRB Investors, LLC (“WRG”) at their original purchase price. In November 2020, DCRB’s Sponsor transferred an additional 22,130 DCRB Founder Shares to one of DCRB’s independent directors. In December 2020, DCRB’s Sponsor and WRG forfeited an aggregate of 106,875 DCRB Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in DCRB’s initial stockholders holding an aggregate of 5,643,125 DCRB Founder Shares. On the closing date of the Company’s business combination with DCRB, each share of DCRB’s Class B Common Stock, which represented the DCRB Founder Shares, converted into one share of Class A Common Stock, resulting in the issuance of 5,643,125 shares of Class A Common Stock in the aggregate.

Hyzon Motors 2023 Proxy Statement    |    13

DCRB Founder Warrant Agreement

Concurrently with the consummation of the business combination with DCRB (the “Business Combination”) and the execution and delivery of the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), DCRB, DCRB’s Sponsor, WRG, and DCRB’s independent directors (the “DCRB Founders Warrant Parties”) entered into an agreement pursuant to which they agreed that:

•

The DCRB Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

•

Upon and subject to the Closing, an aggregate of 814,313 private placement warrants (the “$12.00 Warrants”) became subject to potential forfeiture, and each DCRB Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $12.00 Triggering Event, each DCRB Founders Warrant Party shall not Transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the five-year period commencing on the one-year anniversary of the Closing (the “Earnout Period”), the $12.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. The term “$12.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) of (i) less than $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Triggering Event shall be deemed to have occurred.

•

Upon and subject to the Closing, an aggregate of 814,312 private placement warrants (the “$14.00 Warrants”) became subject to potential forfeiture, and each DCRB Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each DCRB Founders Warrant Party shall not transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Earnout Period, the $14.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. “$14.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) (i) less than $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) of greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Triggering Event shall be deemed to have occurred.

14    |    Hyzon Motors 2023 Proxy Statement

Private Placement Warrants

DCRB’s Sponsor, certain of DCRB’s independent directors consisting of Dr. Jennifer Aaker, Jane Kearns, Jim McDermott, Jeffrey Tepper and Michael Warren, and WRG purchased an aggregate of 6,000,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of DCRB’s initial public offering. On November 12, 2020, DCRB completed a private placement with its Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500. As such, the interest of DCRB’s Sponsor, certain of DCRB’s independent directors, and WRG in this transaction is valued at approximately $6,514,500.

In connection with the closing of the Business Combination, an additional 1,500,000 private placement warrants were also issued to the DCRB Sponsor, see “Related Party Loans and Advances,” below.

Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share.

Administrative Support Agreement

On October 19, 2020, DCRB entered into an administrative support agreement with an affiliate of its Sponsor, pursuant to which DCRB paid an affiliate of its Sponsor a total of $10,000 per month for office space, utilities, secretarial, and administrative support. Upon consummation of the Business Combination, we ceased paying these monthly fees.

DCRB’s Sponsor, officers, and directors, or any of their respective affiliates, have been reimbursed for any out-of-pocket expenses incurred in connection with activities on DCRB’s behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on DCRB’s behalf.

Related Party Loans and Advances

DCRB’s liquidity needs up to its initial public offering were satisfied through receipt of a $25,000 capital contribution from DCRB’s Sponsor in exchange for the issuance of DCRB Founder Shares to DCRB’s Sponsor and a loan from DCRB’s Sponsor for an aggregate amount of $300,000 to cover organizational expenses and expenses related to the initial public offering pursuant to a promissory note. On September 13, 2017, DCRB drew down $300,000 on this promissory note. DCRB repaid this promissory note in full to its Sponsor on October 21, 2020. Subsequent to the consummation of its initial public offering, DCRB’s liquidity needs had been satisfied through the net proceeds of approximately $2.0 million from the private placement held outside of the Trust Account.

In addition to the promissory note, DCRB’s Sponsor paid certain costs related to DCRB’s formation and offering. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and were recorded within additional paid-in capital. As of October 22, 2020, DCRB owed its Sponsor $135,941 for additional offering costs, which were subsequently paid back in November 2020.

As of October 22, 2020, the Sponsor and WRG advanced $600,000 to DCRB to cover the purchase of additional private placement warrants if the over-allotment were to be exercised in full. As of October 22, 2020, advances amounting to $600,000 were outstanding. Simultaneously with the closing of the sale of the units from the underwriters’ partial exercise of their over-allotment option, DCRB utilized the advance from its Sponsor and WRG to issue an additional 514,500 private placement warrants at a price of $1.00 per private placement warrant.

On June 28, 2021, DCRB issued an unsecured promissory note (the “Sponsor Note”) in the principal amount of $1,500,000 to the Sponsor. Pursuant to the terms of the Sponsor Note, at the closing of the Business Combination, the Sponsor converted $1,500,000 principal amount of the Sponsor Note into 1,500,000 private placement warrants.

Registration Rights

The holders of the DCRB Founder Shares and private placement warrants (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and upon conversion of the DCRB Founder Shares) are entitled to registration rights pursuant to the IPO Registration Rights Agreement, dated October 19, 2020 (the “IPO Registration Rights Agreement”), requiring us to register such securities for resale (in the case of the DCRB Founder Shares, the shares of Class A Common Stock that the DCRB Founder Shares converted into on the closing of the Business Combination). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the Business Combination.

Hyzon Motors 2023 Proxy Statement    |    15

In connection with the Closing, the Company entered into the amended and restated IPO Registration Rights Agreement (the “A&R Registration Rights Agreement”) with certain persons and entities holding securities of DCRB prior to the Closing and certain persons and entities receiving Class A Common Stock in connection with the Business Combination (the “Reg Rights Holders”) to amend and restate the IPO Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the Closing, we will file a registration statement (the “Initial Registration Statement”) with the SEC (at our sole cost and expense), and we will use our reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. A registration statement on Form S-1 (the “2021 Registration Statement”) satisfying these requirements was filed with the SEC on July 30, 2021, and became effective on July 30, 2021. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement.

Lock-Up Agreements

On February 8, 2021, certain stockholders of Legacy Hyzon, collectively holding 92,775,000 shares of Legacy Hyzon Common Stock or securities convertible into shares of Legacy Hyzon Common Stock as of the date thereof, entered into an agreement with DCRB and Legacy Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to (a) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders or (b) publicly announce any intention to effect any transaction specified in clause (a) for six months following the Closing Date. This lock-up period expired in January 2022, and shares held by the parties to the Lock-Up Agreement are no longer under these contractual restrictions.

Additionally, pursuant to the terms of a letter agreement entered into by the Sponsor and certain executives and directors of DCRB at the time of DCRB’s initial public offering, the DCRB Founder Shares (which converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the DCRB Founder Shares converted will be released from these transfer restrictions.

PIPE Financing

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and DCRB agreed to sell to the PIPE Investors, an aggregate of 35,500,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The PIPE Shares do not include the shares of Class A Common Stock converted from the Legacy Hyzon Convertible Notes, pursuant to their terms, at a price of $9.00 per share (based on 90% of the price per PIPE Share) in connection with the PIPE Financing. The purpose of the PIPE Financing was to raise additional capital for use by Hyzon following the Closing.

Pursuant to the Subscription Agreements, DCRB agreed that, within 15 calendar days after the consummation of the Business Combination, DCRB will file a registration statement to register the resale of the PIPE Shares with the SEC (at DCRB’s sole cost and expense), which requirement was satisfied by the 2021 Registration Statement.

Ardour Subscription Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB, ACP Mgmt Corp., Ardour Capital Investments LLC (“Ardour”), and Legacy Hyzon entered into a subscription agreement (the “Ardour Subscription Agreement”), pursuant to which ACP Mgmt Corp. agreed, in full satisfaction of Ardour’s right to receive a warrant to purchase shares of Legacy Hyzon Common Stock for its services as a financial advisor to Hyzon, to purchase, and DCRB agreed to sell to ACP Mgmt Corp., such number of warrants exercisable for one share of Class A Common Stock at an exercise price of $2.20 (the “Ardour Warrants”), subject to the terms of the warrant agreement, dated as of July 16, 2021, by and between DCRB and Continental Stock Transfer & Trust Company (the “Ardour

16    |    Hyzon Motors 2023 Proxy Statement

Warrant Agreement”), equal to (x) 184,000 multiplied by (y) the Exchange Ratio. On the closing of the Business Combination, a total of 326,048 Ardour Warrants were issued to Ardour. Such warrants are governed by and exercisable subject to the terms and conditions of the Ardour Warrant Agreement. Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $2.20 per share, subject to adjustment per the Ardour Warrant Agreement. Only whole warrants are exercisable. The warrants will expire on the earlier to occur of: (i) the fifth anniversary of the completion of the Business Combination, (ii) the liquidation of the Company or (iii) their redemption.

During the year ended December 31, 2022 there were 105,000 cashless exercises of Ardour Warrants. As of December 31, 2022 and 2021, there were 170,048 and 275,048 Ardour Warrants outstanding, respectively.

Horizon IP Agreement

In January 2021, the Company entered into an intellectual property agreement (the “Horizon IP Agreement”) with Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) both of which are subsidiaries of the Company’s ultimate parent, Horizon. Under the Horizon IP Agreement, JS Horizon assigned to the Company a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under that agreement, the Company also grants JS Horizon a perpetual non-exclusive license under certain provisional patent applications (and any patents issuing therefrom), as well as improvements thereto. On September 27, 2021, the Horizon IP Agreement was amended to add Jiangsu Horizon Powertrain Technologies Co. Ltd. (“JS Powertrain”) as a party.

The Horizon IP Agreement revised and clarified the intellectual property arrangements existing as of the Company’s inception, as set forth under two previous agreements. Under a license agreement made effective at the time of the Company’s inception (the “License Agreement”), the Company received an exclusive license under certain of the Background IP. That agreement was later terminated and replaced with a Partial Assignment Agreement of Fuel Cell Technology, dated November 19, 2020 (the “Partial Assignment Agreement”), which contemplated a joint ownership structure with respect to certain of the Background IP similar to the structure set forth under the now existing Horizon IP Agreement. Both the original License Agreement and Partial Assignment Agreement have been superseded by the Horizon IP Agreement.

Under the terms of the Horizon IP Agreement, the Company was obligated to pay JS Horizon and JS Powertrain $10.0 million as consideration for the rights it receives under the Background IP and improvements thereto. The full $10.0 million has been paid, $6.9 million paid in 2021 and the remaining $3.1 million paid in February 2022.

Please see the section Item 1A entitled “Business—Intellectual Property” in Part I, Item 1 of the Annual Report on Form 10-K for additional information concerning the Horizon IP Agreement.

Horizon is the beneficial owner of approximately 62.1% of our outstanding Class A common stock as of May 31, 2023. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS” below in this Proxy Statement.

Horizon Supply Agreement

On January 7, 2021, the Company and Jiangsu Horizon New Energy Technologies Co. Ltd., a Horizon affiliate, entered into the Horizon Supply Agreement, under which Horizon agreed to supply the Company with fuel cell stacks and systems, parts, and components. Since the signing of the Horizon Supply Agreement, Horizon has been the Company’s sole supplier of fuel cell stacks and systems.

The Company made deposit payments to Horizon and its subsidiaries to secure certain fuel cell components. As of December 31, 2022, the remaining deposit balance is $6.1 million and included within Prepaid expenses and other current assets in the Consolidated Balance Sheets, found in the Annual Report on Form 10-K.

Please see the section entitled “Business—Key Agreements” in Part I, Item 1 of the Annual Report on Form 10-K for additional information concerning the Horizon Supply Agreement.

Hyzon Motors 2023 Proxy Statement    |    17

Holthausen and Affiliates

The Company entered into a joint venture agreement in October 2020 to create Hyzon Motors Europe, B.V., a company organized under the laws of The Netherlands (“Hyzon Europe”) with Holthausen Clean Technology Investments B.V. (“Holthausen”). The Company owned 50.5% of the equity interests of Hyzon Europe at December 31, 2021. On December 31, 2021, Hyzon executed a non-binding Letter of Intent (“LOI”) with Holthausen to increase its stake to 75% in Hyzon Europe. Concurrent with the signing of this LOI, a €1 million refundable deposit was paid to Holthausen, approximately $1.1 million in U.S. dollars (“USD”). This deposit was recorded within Prepaid expenses and other current assets in the Consolidated Balance Sheets at December 31, 2021.

In December 2022, the Company entered into an agreement with Holthausen to cancel the LOI and instead agreed to acquire the remaining 49.5% of the equity interests of Hyzon Europe from Holthausen. The Company now holds 100% ownership in Hyzon Europe. The Company paid Holthausen €3.5 million (approximately $3.7 million in USD) in addition to €1.0 million (approximately $1.1 million in USD) paid in December 2021. As part of this transaction, the Company also transferred various inventory items to, and settled open related party balances with, Holthausen. In addition, the Company reassigned certain assumed upfit or retrofit service contracts, including after-sales obligations, back to Holthausen Clean Technology B.V.

The Company paid $0.5 million and $0.5 million in management services fees for the years ended December 31, 2022 and 2021, respectively, to Carl Holthausen and Max Holthausen as managing directors of Hyzon Europe.

As of December 31, 2022, there was no outstanding related party balance with Holthausen. As of December 31, 2021, the related party receivable from Holthausen was $0.3 million.

Divestiture of Hyzon Guangdong & Share Repurchase

In December 2022, due to the Company’s decision to exit the truck market in China, the Company sold all of its equity interest in Hyzon Motors Technology (Guangdong) Co., Ltd. (“Hyzon Guangdong”) to Hymas for approximately $3.1 million in cash, subject to certain adjustments. As a common control transaction, the difference of $0.8 million between the consideration received, net of payable and the book value is recognized in the Company’s additional paid-in-capital for the year ended December 31, 2022. Subsequent to the divestiture, Hyzon Guangdong changed its name to Guangdong Qingyun Technology Co. Ltd. (“Guangdong Qingyun”).

Additionally, together with the execution of the Hyzon Guangdong divestiture, the Company entered into a share buyback agreement and repurchased 3.8 million shares of common stock from Hymas in exchange for $6.4 million in cash.

In April 2023, Guangdong Qingyun paid $3.3 million to the Company to settle intercompany balances and Hymas paid the Company $3.1 million related to the Hyzon Guangdong divestiture.

Parents of the Company

Hymas is the direct owner of our common stock, which represents approximately 62.1% of our common stock outstanding as of May 31, 2023. Horizon is the indirect owner of approximately 79.6% of the shares of Hymas’ common stock. In addition, Mr. Gu, our Chairman, is also the Chairman the Board of Directors of Horizon and beneficially owns 17.6% of Horizon, consisting of 119,892 Ordinary Shares of Horizon, which is approximately 46.9% of the outstanding Ordinary Shares of Horizon, and 1 D-1 Preferred Share of Horizon, which is approximately 0.0% of the outstanding D-1 Preferred Shares of Horizon.

Related Person Transaction Approval

Our Board has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company is or will be a participant, (ii) the aggregate amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss), and (iii) any Related Party has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing Related Party Transaction.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of our Board

•	any record or beneficial owner of more than 5% of any class of the Company’s voting securities;

18    |    Hyzon Motors 2023 Proxy Statement

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; or

•	any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.

Pursuant to our Related Person Transaction Policy, prior to entering into a transaction, such transaction should be reviewed by Hyzon’s General Counsel to determine if review of the Audit Committee is required. The Audit Committee shall review all of the relevant facts and circumstances of all Related Party Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Related Party Transaction. The Audit Committee shall take into account, among other factors it deems appropriate, (i) the relevant facts and circumstances of the Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the Related Party’s interest in the transaction, (iii) whether the transaction contravenes the Company’s Code of Conduct or other policies, (iv) whether the Audit Committee believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the Board and on his or her eligibility to serve on the Board’s committees.

Board Leadership Structure

According to our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. In August 2022, the Board determined that that Mr. Gu would serve as the Company’s Chairman and cease his responsibilities as an executive officer of the Company, while Mr. Meeks would assume the role as President and Interim Chief Executive Officer, later being promoted to Chief Executive Office in March 2023, and then appointed to our Board in May 2023.

In his role as the Chairman, Mr. Gu undertakes several responsibilities with respect to the operations and functioning of our board of directors. Among these responsibilities are the following: presides at meetings of our board of directors; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our board of directors may assign to him from time to time. Mr. Gu has served as the Chairman of the board since July 2021.

Ms. Wong serves as the Board’s Lead Independent Director. Ms. Wong was selected, pursuant to our Corporate Governance Guidelines, to preside at all meetings of the Board at which the Chairman and CEO is not present; presiding at executive sessions of the independent directors; and review and approve meeting agendas, meeting schedules and information sent to the Board.

Role of Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and Hyzon’s Audit Committee has the responsibility to consider and discuss Hyzon’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Hyzon’s Compensation Committee also assesses and monitors whether Hyzon’s compensation plans, policies and programs comply with applicable legal and regulatory requirements, and Hyzon’s Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and monitors the effectiveness of Hyzon’s corporate governance policies and principles. Hyzon’s Environmental, Social, and Governance (“ESG”) Committee provides general strategy and oversight of Company policies related to environmental, social, and corporate governance matters.

Hyzon Motors 2023 Proxy Statement    |    19

Board Committees

The Board established an audit committee, a compensation committee, an ESG committee, and a nominating and corporate governance committee. The Board adopted charters for the audit, compensation, and nominating and corporate governance committees, which charters comply with the applicable requirements of Nasdaq rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for the audit committee, the compensation committee and the nominating and corporate governance committee are available on the investor relations portion of our website at www.hyzonmotors.com. Each committee has the composition and responsibilities described below.

Audit Committee

Our Audit Committee consists of Ivy Brown, Dennis Edwards, Elaine Wong, and Matthew Foulston, who just joined the Board in July 2023. Ki Deok (“KD”) Park was previously on the Audit Committee as a financial expert prior to his resignation effective January 31, 2023. The Board determined that each member of the Audit Committee satisfies the independence requirements of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment. During the 2022 fiscal year, our Audit Committee held eleven meetings.

Matthew Foulston serves as the chair of the Audit Committee, having replaced Ivy Brown in July 2023. The Board determined that Elaine Wong qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Board considered Ms. Wong’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of the Audit Committee include, among other things:

•

evaluating the performance, independence and qualifications of our independent auditors and determining their compensation and whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the agenda, responsibilities, priorities, plan and staffing of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and estimates to be used by us;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

preparing any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement and reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies and estimates;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints;

20    |    Hyzon Motors 2023 Proxy Statement

•

reviewing and approving of any related party transactions that are required to be disclosed under SEC rules that require such approval under our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	conducting and reviewing with the Board an annual self-assessment of the performance of the Audit Committee, and reviewing and assessing the Audit Committee charter at least annually; and

•	reporting to the Board on a regular basis.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our Compensation Committee consists of Erik Anderson, Dennis Edwards, Andrea Farace (who replaced Viktor Meng on the Compensation Committee in June 2023), and Matthew Foulston, who just joined the Board in July 2023. Erik Anderson serves as the chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. During the 2022 fiscal year, the Compensation Committee held two meetings.

The functions of the Compensation Committee include, among other things:

•	establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs;

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	determining and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans, and approving such plans or amendments thereto to the extent authorized by the Board;

•	overseeing the activities of the committee or committees administering our retirement and benefit plans;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans, to the extent such authority is delegated by the Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material agreements for our executive officers;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;

•	preparing an annual report on executive compensation, to the extent such report is required to be included in our annual proxy statement or Form 10-K;

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board; and

•

in consultation with management, overseeing regulatory compliance with respect to compensation matters including overseeing our policies on structuring compensation programs to preserve tax deductibility.

The composition and function of the Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Hyzon Motors 2023 Proxy Statement    |    21

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance (“NomGov”) Committee consists of Dennis Edwards, Andrea Farace, Viktor Meng, and Elaine Wong. Elaine Wong serves as the chair of the NomGov Committee. Mr. Farace joined the NomGov Committee effective May 4, 2023 when he was appointed to our Board. The Board has determined that each member of our NomGov Committee satisfies the independence requirements of Nasdaq. During the 2022 fiscal year, the NomGov Committee held three meetings.

The functions of the NomGov Committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Board;

•	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•	evaluating nominations by stockholders and management of candidates for election to the Board;

•	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

•

evaluating the “independence” of directors and director nominees against the independence requirements under the Nasdaq Rules and regulations promulgated by the SEC and such other qualifications as may be established by the Board from time to time and make recommendations to the Board as to the independence of directors and nominees;

•	recommending to the Board directors to serve as members of each committee, as well as candidates to fill vacancies on any committee of the Board;

•	reviewing annually our corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•	advising and making recommendations to the Board on corporate governance matters; and

•	reviewing annually the NomGov Committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the NomGov Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

In evaluating prospective, qualified candidates for a seat on our Board, the NomGov Committee, consistent with its charter, will consider suggestions by Board members, stockholders, management, and others in accordance with criteria that the Board establishes from time to time. The NomGov Committee charter provides that consideration will be given to candidates for Board membership proposed by stockholders, and that the NomGov Committee will evaluate such candidates in the same manner as other candidates identified by or submitted to the NomGov Committee. Other criteria that may be considered by the committee in evaluating a Board candidate’s qualifications include, but may not necessarily be limited to, the current composition, size, organization and governance of the Board and its committees, and whether a candidate meets the independence requirements under the Nasdaq Rules and regulations promulgated by the SEC, and such other qualifications as may be established by the Board from time to time.

There have been no changes to the procedures by which holders of our Class A Common Stock may recommend nominees to our Board since the date of the Business Combination.

ESG Committee

Our ESG Committee was established in July 2022 and consists of Erik Anderson, Ivy Brown, Dennis Edwards, and Viktor Meng, who joined the ESG Committee in June 2023 when he moved from the Compensation Committee to the ESG Committee when Andrea Farace joined the Compensation Committee. Dennis Edwards serves as the chair of the ESG Committee. The Board has determined that each member of the ESG Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. During the 2022 fiscal year, the ESG Committee held one meeting.

The functions of the ESG Committee include, among other things:

•

recommending to the Board the Company’s overall general strategy concerning environmental, health and safety, corporate social responsibility, sustainability, philanthropy, diversity, equity and inclusion, community issues, political contributions, lobbying, and other public policy matters relevant to the Company;

22    |    Hyzon Motors 2023 Proxy Statement

•	overseeing the Company’s policies, practices and performance and manage the reporting standards with respect to ESG matters; and

•

reporting to the Board current and emerging topics relating to ESG matters listed below that may affect the business, operations, performance, or public image of the Company, or that are pertinent to us and our stakeholders in support of our evolving global business:

•	environmental impact on air, land, water, ecosystems, and human health that may be created by business activities, with a view toward avoiding or minimizing such impact;

•

social matters, including promoting health and safety, creating a diverse workforce, encouraging labor-management relations, protecting human rights in our supply chain and focusing on product integrity, in order to increase morale and reduce turnover and absenteeism; and

•	governance matters, particularly addressing diversity and inclusion.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits our directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of Hyzon’s directors will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Delaware law, our Charter, and the Company’s Bylaws, provide that the Company will, in certain situations, indemnify directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Company entered into separate indemnification agreements with directors and officers. These agreements, among other things, require Hyzon to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Hyzon’s directors or officers or any other company or enterprise to which the person provides services at Hyzon’s request. Currently, Hyzon is indemnifying certain directors and officers for legal fees incurred in connection with the various litigation and the pending SEC investigation.

Hyzon maintains a directors’ and officers’ insurance policy pursuant to which Hyzon’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, the Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all employees, executive officers, directors, and independent contractors. The Code of Conduct is available on our website at www.hyzonmotors.com. Our website and the information contained on our site is not deemed to be incorporated by reference in, and is not considered a part of this Proxy Statement and Annual Report, and the inclusion of our website address in this Proxy Statement and Annual Report is an inactive textual reference only. The NomGov Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Hyzon Motors 2023 Proxy Statement    |    23

Insider Trading

Our insider trading policy, available on our website at www.hyzonmotors.com, prohibits our Board members and executive officers from engaging in short sales, buying or selling put options, call options or other derivatives of Hyzon’s securities or engaging in hedging transactions, or investing in financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Hyzon’s securities. Our insider trading policy also prohibits our Board members, executive officers, and certain other employees and insiders who may be designated from time to time by Hyzon’s General Counsel from holding Hyzon’s securities in a margin account and from pledging Hyzon’s securities as collateral for a loan. Our policy also restricts “insiders” from trading our stock in the open market when our trading window is closed.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Conduct, charters for each of the Audit, Compensation, and NomGov Committees, and other corporate governance documents, are posted on the investors section of our website at https://investors.hyzonmotors.com/leadership/governance-documents/default.aspx under the heading “Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

Environmental, Social, and Governance

Hyzon’s goal is to accelerate the clean energy transition by providing zero-emission vehicles with no compromise on power or range, and access to an ecosystem of renewable, affordable hydrogen. The industry we serve — transportation — was responsible for approximately 26% of worldwide CO2 emissions in 2021. Our efforts to help the environment don’t stop with our vehicles: on January 11, 2022, Hyzon joined the list of companies globally that have signed The Climate Pledge to make the necessary changes to our business and ESG factors to meet the Paris Agreement and become “net Zero” by 2040 — 10 years earlier than provided in the Paris Agreement.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by our Code of Conduct and supplemented by an Ethics and Whistleblower hotline available to all stakeholders to report concerns. We are committed to transparency and our strategy will include improved disclosure of our programs and performance through our website, annual filings and reports, as well as key ESG ratings agencies.

Director Compensation

The Compensation Committee engaged Pearl Meyer, an executive compensation consulting firm, to assist in establishing a Non-Employee Director Compensation Program (the “Director Program”). The Company determined that using Pearl Meyer would help to ensure that the Director Program would align the directors’ interests with the long-term interests of stockholders, and that the structure of such compensation is simple, transparent, and easy for stockholders to understand. The Compensation Committee also considered whether the Director Program fairly compensates the Company’s directors considering of the size and scope of the Company. Employee directors do not receive additional compensation for their services as directors.

Pursuant to the Director Program, each non-employee director of Hyzon is eligible to receive:

•	An annual retainer of $60,000;

•

An annual retainer of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee, $10,000 for the chair of the ESG Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;

•

An annual retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee, $5,000 for members of the ESG Committee and $5,000 for members of the Nominating and Corporate Governance Committee;

•	An initial equity retainer with a value of $225,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board);

•

An annual equity retainer with a value of $165,000 in connection with the annual stockholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant;

•	An additional annual cash retainer of $50,000 for serving as Chairman of the Board; and

•	An additional annual cash retainer of $30,000 for serving as Lead Independent Director.

24    |    Hyzon Motors 2023 Proxy Statement

As of June 23, 2023, the Compensation Committee, to assist with recruitment of new directors, amended the compensation for newly appointed directors (such program for new directors, the “New Director Program”), including Andrea Farace, Matthew Foulston, and any future directors of the Company. Pursuant to the New Director Program, each new non-employee director of Hyzon (including Messrs. Farace and Foulston) is eligible to receive:

•	An annual retainer of $75,000;

•

An annual retainer of $25,000 for the chair of the Audit Committee, $20,000 for the chair of the Compensation Committee, $15,000 for the chair of the ESG Committee and $15,000 for the chair of the NomGov Committee;

•

An annual retainer of $15,000 for members of the Audit Committee, $10,000 for members of the Compensation Committee, $5,000 for members of the ESG Committee and $5,000 for members of the NomGov Committee;

•	An initial equity retainer with a value of $250,000 (payable in the form of stock options and restricted stock units, granted in connection with initial election to the Board);

•

An annual equity retainer with a value of $185,000 in connection with the annual stockholders meeting, split equally between non-qualified stock options and restricted stock units, that vests on the one-year anniversary of the grant;

•	An additional annual cash retainer of $50,000 for serving as Chairman of the Board; and

•	An additional annual cash retainer of $30,000 for serving as Lead Independent Director.

For director recruitment purposes, it was agreed that each of Messrs. Farace and Foulston, in addition to the updated values set forth above, shall be granted accelerated vesting on the initial equity grant (the initial 1/3 tranche will vest immediately upon grant). Additionally, the RSUs and options granted to Messrs. Farace and Foulston shall be accelerated in the event of a change in control of Hyzon.

The Compensation Committee also determined that future annual equity retainers for current and newly appointed non-employee directors shall vest in full in the event of a change in control of Hyzon.

Director Compensation Table

The following table shows the compensation received or earned by each of our non-employee directors in fiscal year 2022:

2022	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(5) ($)	Total ($)
George Gu	36,667	—	—	127,000	163,667
Erik Anderson	77,500	166,607	169,934	—	414,041
Ivy Brown	82,500	166,607	169,934	—	419,041
Dennis Edwards	77,500	166,607	169,934	—	414,041
Viktor Meng	72,500	166,607	169,934	—	409,041
Ki Deok Park(4)	70,000	166,607	169,934	—	406,541
Elaine Wong	110,000	166,607	169,934	—	446,541

(1)

Amount reflects an annual cash retainer of $60,000 in 2022 for all directors and additional fees for service as a committee member and committee chair. The amounts reported for Mr. Gu, which are earned pursuant to the Letter Agreement discussed below in “Additional Narrative Disclosure-Agreements with Mr. Gu”, are prorated based on the period in 2022 during which he served as non-Executive Chairman of the Board.

(2)

Amount reflects the aggregate grant date fair value of RSUs granted in 2022. Fair value is calculated using the closing price of Class A common stock as of the date of grant. As of December 31, 2022, each director (other than Mr. Gu) had 33,864 RSUs outstanding.

(3)

Amount reflects the aggregate grant date fair value of option awards granted in 2022. As of December 31, 2022, each director (other than Mr. Gu) had 89,882 option awards outstanding, and Mr. Gu had 11,296,500 option awards outstanding. For additional information on the valuation assumptions with respect to option awards, see Note 14. Fair Value Measurements on the Annual Report on Form 10-K.

(4)

Mr. Park resigned from the Board effective January 31, 2023. As of January 31, 2023, 10,457 of Mr. Park’s option awards and 5,962 of Mr. Park’s restricted stock units had previously vested. Upon his resignation, the remaining option awards and restricted stock units granted to Mr. Park during 2022 were forfeited.

(5)

For Mr. Gu, the amount for 2022 includes consultant arrangement-related fees of $127,000, which is also included in his amount under the column “All Other Compensation” in the “2022 Summary Compensation Table”.

Hyzon Motors 2023 Proxy Statement    |    25

Executive Compensation

Executive Compensation

This section provides an overview of Hyzon’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Hyzon’s Compensation Committee, in consultation with the board of directors, determines the compensation for Hyzon’s named executive officers. For the year ended December 31, 2022, Hyzon’s named executive officers were:

•	Parker Meeks, Chief Executive Officer (Former President and Interim Chief Executive Officer);

•	Samuel Chong, Former Chief Financial Officer;

•	Pat Griffin, President, North America (Former President of Vehicle Operations);

•	George Gu, Former Executive Chairman; and

•	Craig Knight, Former Chief Executive Officer.

Hyzon has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and desire to work towards achieving Hyzon’s goals. Hyzon believes its compensation program should promote the success of the Company and align executive incentives with the long-term interests of its stockholders. As Hyzon’s needs evolve, Hyzon intends to continue to evaluate its philosophy and compensation programs as circumstances require.

2022 Summary Compensation Table

The 2022 compensation program for Hyzon’s named executive officers consisted of base salary, incentive compensation delivered in the form of restricted stock units and certain other compensation. The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2022.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (A)	All Other Compensation (S) (B)	Total ($)
Parker Meeks	2022	482,308	160,779	799,019	28,500	1,470,606
Chief Executive Officer (Former President and Interim Chief Executive Officer)(1)	2021	250,961	—	2,603,997	11,133	2,866,091
Samuel Chong	2022	346,154	—	1,917,000	22,500	2,285,654
Former Chief Financial Officer(2)	2021	—	—	—	—	—
Pat Griffin	2022	361,704	26,433	489,000	18,000	895,137
President, North America (Former President of Vehicle Operations)(3)	2021	—	—	—	—	—
George Gu	2022	328,846	266,000	—	625,750	1,220,596
Former Executive Chairman(4)	2021	410,577	—	—	18,942	429,519
Craig Knight	2022	294,231	252,000	—	22,500	568,731
Former Chief Executive Officer(5)	2021	378,658	—	—	35,757	414,415

(1)

Mr. Meeks became Chief Executive Officer of Hyzon effective March 13, 2023. Prior to that role, Mr. Meeks served as President and Interim Chief Executive Officer of Hyzon since August 2022 and Chief Strategy Officer since June 2021.

(2)

Mr. Chong was appointed Chief Financial Officer effective April 12, 2022 and subsequently resigned effective February 10, 2023. Mr. Chong forfeited the restricted stock units reported above for the fiscal year 2022 in connection with his resignation.

(3)	Mr. Griffin became a named executive officer of the Company in 2022. Mr. Griffin became President, North America effective April 2023 prior to which he served as President of Vehicle Operations.

26    |    Hyzon Motors 2023 Proxy Statement

(4)

Mr. Gu transitioned from his role as Executive Chairman of the Company to the role of Director, Chairman of the Board effective August 17, 2022, and since that time, Mr. Gu no longer serves as an executive officer of the Company.

(5)

On August 18, 2022, Mr. Knight departed from his role as Chief Executive Officer and as director of the Company. On January 17, 2023, after a review of additional information, the Board of Directors of the Company determined that Mr. Knight’s departure should constitute a termination for cause under Mr. Knight’s employment agreement.

(A) Stock Awards

Amounts in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with ASC 718. See Note 16. Stock-based Compensation Plans to our consolidated financial statements in the Annual Report on Form 10-K for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

(B) All Other Compensation

Hyzon provides benefits to its named executive officers on the same basis as provided to all of its employees, including with respect to health, dental and vision insurance; life insurance; and access to a tax-qualified Section 401(k) plan. Hyzon does not maintain any executive-specific benefit or perquisite programs. For Messrs. Meeks, Chong, Griffin and Knight, the full amount for 2022 represents Hyzon’s 401(k) contribution. For Mr. Gu, the amount for 2022 includes Hyzon’s 401(k) contribution of $23,750, consultant arrangement-related fees of $127,000 and severance pay of $475,000.

Additional Narrative Disclosure

Agreements with Hyzon’s Named Executive Officers

Hyzon has entered into employment agreements and other letter agreements with each of Messrs. Meeks, Chong, Griffin, Gu, and Knight, with respect to their service with the Company.

Employment Agreement with Mr. Meeks

On June 7, 2021, Hyzon entered into an employment agreement with Mr. Meeks. Mr. Meeks current employment agreement provides Mr. Meeks with an annual base salary of $600,000, which was increased from $570,000 effective as of March 15, 2023, pursuant to an amendment dated March 15, 2023 between the Company and Mr. Meeks. Mr. Meeks is eligible to receive an annual cash bonus with an annual target of up to 100% of his base salary, which was increased from 70% of his base salary effective as of June 27, 2023, pursuant to an amendment dated June 27, 2023 between the Company and Mr. Meeks. Mr. Meeks also received one grant under the 2021 Plan in an amount equal to 496,160 restricted stock units, which vest in equal tranches over a four-year vesting schedule starting in 2021. Mr. Meeks is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally. In December 2022, Mr. Meeks received an additional equity award grant of 490,196 restricted stock units, which vest on the second anniversary of the grant date. Based on a recommendation by Pearl Meyer, in June 2023 the Compensation Committee approved a 2023 equity grant to Mr. Meeks of RSUs and performance-based RSUs (“PSUs”), with an aggregate value of $3.5 million and an allocation of 75% PSUs and 25% RSUs. The parties will mutually agree on the performance goals for the PSUs. Based on a per share price of $1.50, 1,750,000 PSUs and 583,333 RSUs were granted to Mr. Meeks.

Mr. Meeks’ employment agreement provides for “at-will” employment and, at any time, either Mr. Meeks or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Meeks is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Meeks for good reason (as such terms are defined in the employment agreement), Mr. Meeks will also receive: (i) a lump sum payment equal to 12 months’ base salary plus the target bonus, multiplied by 2 (in the case of a qualifying change in control termination, as defined in the employment agreement) or $1.5 million (if there is not a qualifying change in control termination), (ii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying termination (both in the case of a qualifying termination that is a qualifying change in control and a qualifying termination that is not a qualifying change in control); and (iii) full vesting of all outstanding equity awards, including performance-based vesting (in the case of a qualifying change in control termination) or full vesting of all outstanding equity awards that are not performance based and vesting of a pro-rata portion of unvested equity awards that are performance based, which pro-rata portion shall be based on Mr. Meeks’ performance attainment measured against such target(s) as have been determined and approved by the Board or a committee thereof in consultation with the Board (if there is not a qualifying change in control termination).

Mr. Meeks’ employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Meeks is bound during his employment and for one year thereafter.

Hyzon Motors 2023 Proxy Statement    |    27

Employment Agreement with Mr. Chong

Mr. Chong was appointed Chief Financial Officer effective April 12, 2022, and he served until his resignation effective February 10, 2023. In connection with his appointment, on March 21, 2022, Hyzon entered into an employment agreement with Mr. Chong with respect to Mr. Chong’s service as Chief Financial Officer of Hyzon.

The employment agreement provided Mr. Chong with an annual base salary of $450,000. Mr. Chong was eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Mr. Chong also received an equity award grant under the 2021 Plan in an amount equal to 300,000 restricted stock units, which was scheduled to vest in equal tranches over a four-year vesting schedule commencing upon the first anniversary of the grant date, subject to continued employment. In December 2022, Mr. Chong received an additional equity award grant of 300,000 restricted stock units, which was schedule to vest on the second anniversary of the grant date. Both grants of restricted stock units were forfeited by Mr. Chong upon his resignation.

Mr. Chong was also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Upon a termination by Hyzon without cause or by Mr. Chong for good reason (as such terms are defined in the employment agreement), Mr. Chong was eligible to receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Chong remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Chong’s employment agreement also contained certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Chong was bound during his employment and for one year thereafter.

Employment Agreement with Mr. Griffin

On October 25, 2021, Hyzon entered into an employment agreement with Mr. Griffin with respect to Mr. Griffin’s service as President of Vehicle Operations of Hyzon. The employment agreement provides Mr. Griffin with an annual base salary of $360,000. Mr. Griffin is eligible to receive an annual cash bonus with an annual target of up to 50% of his base salary. Mr. Griffin also received an equity award grant under the 2021 Plan in an amount equal to 80,000 restricted stock units, which vest in equal tranches over a four-year vesting schedule commencing upon the first anniversary of the grant date, subject to continued employment. In December 2022, Mr. Griffin received an additional equity award grant of 300,000 restricted stock units, which vest on the second anniversary of the grant date. Based on a recommendation by Pearl Meyer, in June 2023 the Compensation Committee approved a 2023 equity grant to Mr. Griffin of 250,000 RSUs and 250,000 PSUs. The parties will mutually agree on the performance goals for the PSUs.

Mr. Griffin is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Griffin’s employment agreement provides for “at-will” employment and, at any time, either Mr. Griffin or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Griffin is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Griffin for good reason (as such terms are defined in the employment agreement), Mr. Griffin will also receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Griffin remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Griffin’s employment agreement also contains certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Griffin is bound during his employment and for one year thereafter.

28    |    Hyzon Motors 2023 Proxy Statement

Agreements with Mr. Gu

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Gu with respect to Mr. Gu’s service as Executive Chairman of Hyzon. Effective August 17, 2022, Mr. Gu ceased serving as Executive Chairman of the Company and became Director, Chairman of the Board.

The employment agreement provided Mr. Gu with an annual base salary of $475,000. Mr. Gu was eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Upon a termination for any reason, Mr. Gu was entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Gu for good reason (as such terms are defined in the employment agreement), Mr. Gu would also receive: (i) a lump sum payment equal to 24 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

On November 10, 2022, the Company and Mr. Gu, executed a Letter Agreement covering the terms of Mr. Gu’s transition from his role as the Executive Chairman of the Company to the role of non-Executive Chairman of the Board effective August 17, 2022. Mr. Gu’s employment with the Company terminated. Under the Letter Agreement, the Company agreed to provide Mr. Gu with the following separation payments and benefits as provided under his employment agreement: (i) a lump sum of $475,000, less applicable withholdings, payable within 30 days of the effectiveness of a general release and waiver of claims; and (ii) continued medical benefits (as defined in the employment agreement) for up to 12 months. The Letter Agreement contains a general release and waiver of claims, subject to customary exceptions. Mr. Gu’s stock options will continue to be governed by their applicable terms and conditions, and unvested options remain eligible vest during the period in which Mr. Gu continues to provide services to the Company as a director. Mr. Gu also reaffirmed the restrictive covenants set forth in his employment agreement, including a perpetual nondisclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Gu was bound for one year thereafter.

On November 10, 2022, the Company and Mr. Gu also entered into a Board of Directors and Strategic Advisors Agreement covering Mr. Gu’s services as non-Executive Chairman of the Board. Under the Board of Directors and Strategic Advisors Agreement, Mr. Gu may, at the request of the Company, perform various technical advisory services.

Mr. Gu’s compensation for his service as non-Executive Chairman of the Board is $110,000 annually, payable quarterly in arrears, and he will be eligible to receive an annual equity grant with a value of $195,000 in the aggregate, consisting of stock options and restricted stock units. In addition, Mr. Gu’s compensation for his service as a technical advisor will be $500.00 per hour, with a minimum annual compensation of $200,000.00 for the first year of the agreement. Mr. Gu’s services as technical advisor to the Company are terminable by the Company or Mr. Gu at any time for any reason. The Board of Directors and Strategic Advisors Agreement remains in effect for as long as Mr. Gu is elected and serving as Chairman of the Board.

Employment Agreement with Mr. Knight

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Knight with respect to Mr. Knight’s service as Chief Executive Officer of Hyzon. On August 18, 2022, Craig Knight departed from his role as Chief Executive Officer and as director of the Company. On January 17, 2023, after a review of additional information, the Board of Directors of the Company determined that Mr. Knight’s departure should constitute a termination for cause under Mr. Knight’s employment agreement.

The employment agreement provided Mr. Knight with an annual base salary of $450,000. Mr. Knight was eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary.

Mr. Knight’s employment agreement also contained certain restrictions, including a perpetual non-disclosure covenant with respect to confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Knight was bound during his employment and for one year thereafter.

Hyzon Motors 2023 Proxy Statement    |    29

Outstanding Equity Awards at 2022 Fiscal Year End

The following table presents information regarding outstanding equity awards held by Hyzon’s named executive officers as of December 31, 2022.

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(6) ($)
Parker Meeks	RSUs(1)	6/9/2021	—	—	—	—	248,080	384,524
	RSUs(3)	12/19/2022	—	—	—	—	490,196	759,804
Sam Chong(7)	RSUs(2)	4/15/2022	—	—	—	—	300,000	465,000
	RSUs(3)	12/19/2022	—	—	—	—	300,000	465,000
Pat Griffin	RSUs(2)	10/25/2021	—	—	—	—	60,000	93,000
	RSUs(3)	12/19/2022	—	—	—	—	300,000	465,000
George Gu	Options(4)	11/12/2020	5,537,500	5,537,500	1.41	1/3/2036	—	—
Craig Knight	Options(5)	11/12/2020	5,537,500	—	1.13	1/4/2036	—	—

(1)	The RSUs granted to Mr. Meeks vest in four equal annual installments commencing upon the grant date, subject to continued employment.

(2)	The RSUs granted to Mr. Chong and Mr. Griffin vest in four equal annual installments commencing upon the first anniversary of the grant date, subject to continued employment.

(3)	The RSUs granted to Messers. Meeks, Chong, and Griffin vest on the second anniversary of the grant date, subject to continued employment.

(4)

The option awards reported in this column granted to Mr. Gu vest as follows: 50% on the grant date and 50% on the occurrence of a Qualified HFCT Exit Event (as defined therein and described below under “Additional Narrative Disclosure—Potential Payments Upon a Termination or Change in Control”).

(5)	The option awards reported in these columns granted to Mr. Knight were fully vested on the grant date.

(6)

Market value is calculated by multiplying the closing market price of $1.55 for Hyzon common stock as of December 30, 2022 (the final trading day of the year), as reported by Nasdaq, by the number of shares or units of stock.

(7)	Outstanding RSUs held by Mr. Chong were forfeited in their entirety upon his resignation from the Company effective February 10, 2023.

Additional Narrative Disclosure

Retirement Benefits

Hyzon provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Hyzon does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreement between Mr. Meeks and Hyzon, upon a termination for any reason, Mr. Meeks is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Meeks for good reason (as such terms are defined in the employment agreement and such termination, a “qualifying termination”), Mr. Meeks will also receive: (i) a lump sum payment equal to (A) two times the sum of Mr. Meek’s base salary and target bonus (if such qualifying termination occurs within the 3 month period prior to or 12 month period following a change, such termination a “qualifying change in control termination”) or (B) $1.5 million (if the qualifying termination is not a qualifying change in control termination), (ii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying termination (both in the case of a qualifying termination that is a qualifying change in control and a qualifying termination that is not a qualifying change in control termination); and (iii) (A) full vesting of all outstanding equity awards or long term incentive awards, including performance-based awards (in the case of a qualifying change in control termination) or (B) full vesting of all outstanding time-based equity awards or long-term incentive awards and vesting of a pro-rata portion of unvested performance-based equity awards, which pro-rata portion shall be based on Mr. Meeks’ performance determined and approved by the Board or a committee thereof in consultation with the Board (if there is not a qualifying change in control termination).

30    |    Hyzon Motors 2023 Proxy Statement

Pursuant to the employment agreement between Mr. Griffin and Hyzon, upon a termination by Hyzon without cause or by the executive for good reason, Mr. Griffin will receive: (i) a lump sum payment equal to 18 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 18 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

The award agreement evidencing Mr. Gu’s option grant provides that 50% of the option vests in the event of a Qualified HFCT Exit Event (as defined below). The award agreement also provides that if Mr. Gu experiences a termination of employment for any reason prior to the occurrence of a Qualified HFCT Exit Event, then the portion of the option related to the Qualified HFCT Exit Event immediately terminates. In the Letter Agreement between the Company and Mr. Gu from November 2022, the parties confirmed that Mr. Gu’s stock options will continue to be governed by their applicable terms and conditions, and unvested options remain eligible to vest during the period in which Mr. Gu continues to provide services to the Company as a director.

For purposes of Mr. Gu’s option grant, “Qualified HFCT Exit Event” means the occurrence of (x) a bona fide and enforceable obligation or obligations, by one or more related buyers pursuant to a single agreement or multiple related agreements, to purchase all of the issued and outstanding shares of Horizon Fuel Cell Technology that are outstanding on the date of grant of the option; provided that such obligation(s) and agreement(s) shall not be subject to any conditions to closing other than those that are usual and customary for transactions under similar circumstances (including legally required regulatory approvals), but for the avoidance of doubt excluding discretionary termination rights such as satisfactory completion of due diligence; or (y) an initial public offering of the equity securities of Horizon Fuel Cell Technology, in either case, subject to the achievement of certain performance metrics related to the valuation of Horizon Fuel Cell Technology.

Hyzon Motors 2023 Proxy Statement    |    31

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to the Company regarding the beneficial ownership of Class A Common Stock as of May 31, 2023 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Class A Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Class A Common Stock is based on 244,605,032 shares of Class A Common Stock issued and outstanding as of May 31, 2023. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	% of Outstanding Class A Common Stock
Five Percent Holders (1)
Horizon Fuel Cell Technologies Pte. Ltd. (2)	151,869,414	62.1%
Long Focus Capital Management, LLC (3)	13,022,055	5.3%
Directors and Executive Officers
Erik Anderson (4)	727,816	*
Ivy Brown (5)	96,869	*
Dennis Edwards (6)	274,069	*
Andrea Farace (7)	—	*
Matthew Foulston (8)	—	*
Viktor Meng (9)	141,169	*
Elaine Wong (10)	878,255	*
George Gu (11)	5,759,000	2.4%
Parker Meeks (12)	288,674	*
Craig Knight (13)	5,880,700	2.4%
Pat Griffin (14)	15,130	*
Samuel Chong (15)	—	*
All Directors and Executive Officers as a group (17 persons) (16)	8,302,086	3.4%

*	Less than one percent.

(1)

The Company is permitted to rely on the information reported by each beneficial owner in filings with the SEC and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.

(2)

Hymas is the record holder of the shares. Hymas is 79.62% owned indirectly by Horizon, through its subsidiaries, including JS Horizon and Horizon Fuel Cell Technology (Hong Kong) Ltd. (“HFCT HK”). Horizon, by reason of its ownership of the voting securities of JS Horizon, JS Horizon’s ownership of the voting securities of HFCT HK, and HFCT HK’s ownership of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the shares of Class A common stock held of record by Hymas. Mr. Gu beneficially owns 17.6% of Horizon, consisting of 119,892 Ordinary Shares of Horizon, which is approximately 46.9% of the outstanding Ordinary Shares of Horizon, and 1 D-1 Preferred Share of Horizon, which is approximately 0.0% of the outstanding D-1 Preferred Shares of Horizon. Mr. Gu disclaims any beneficial ownership of Class A common stock by reason of his beneficial

32    |    Hyzon Motors 2023 Proxy Statement

ownership of shares of Horizon. The address for Horizon and Hymas is Enterprise Hub, 48 Toh Guan Road East, Postal 608586, #05-124, Singapore. The address for JS Horizon is 302-309BOT Building A, New Environmental Materials Industrial Park, Huada Road, Jingang Town, Zhangjiagang City, Jiangsu, China. The address for HFCT HK is 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong.

(3)

Long Focus Capital Management, LLC is the record holder of the shares. Based solely on information contained in the Schedule 13G filed with the SEC on May 25, 2023, Long Focus Capital Management, LLC, a Delaware single member limited liability company, and Long Focus Capital Master, LTD., a Cayman Islands limited company, each report shared voting and shared dispositive power of 7,562,259 shares of Class A common stock. John B. Helmers, a United States citizen, reports shared voting and shared dispositive power of 13,022,055 shares of Class A common stock. Additionally, Condagua, LLC, a Delaware single member limited liability company, and A. Glenn Helmers, a United States citizen, each report shared voting and shared dispositive power of 5,459,796 shares of Class A common stock. For Long Focus Capital Management, LLC, John B. Helmers, and Long Focus Capital Master, LTD., 250,000 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. For John B. Helmers, A. Glenn Helmers, and Condagua, LLC, 350,700 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. Long Focus Capital Management, LLC, John B. Helmers, and A. Glenn Helmers directly own no shares of of Class A common stock. A. Glenn Helmers controls Condagua, LLC. Pursuant to an investment management agreement, Long Focus Capital Management, LLC maintains investment and voting power with respect to the shares of Class A common stock held by Long Focus Capital Master, LTD. John B. Helmers controls Long Focus Capital Management, LLC, and maintains investment and voting power with respect to the shares of Class A common stock held by Condagua, LLC. Such information is as of the close of business on May 15, 2023. The business address of each of these entities, John B. Helmers and A. Glenn Helmers is 207 Calle Del Parque, A&M Tower, 8th Floor, San Juan, PR 00912.

(4)

WRG DCRB Investors, LLC is the record holder of 630,947 shares reported herein. WestRiver Management, LLC is the managing member of WRG DCRB Investors, LLC. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the common stock held of record by WRG DCRB Investors, LLC. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class A common stock held directly by WRG. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104. Additionally, Erik Anderson beneficially owns 5,961 shares of Class A common stock, and 90,908 shares of Class A common stock issuable upon the exercise of options within 60 days.

(5)	Consists of 5,961 shares of Class A common stock, and 90,908 shares of Class A common stock issuable upon the exercise of options or restricted stock units within 60 days.

(6)	Consists of 183,161 shares of Class A common stock, and 90,908 shares of Class A common stock issuable upon the exercise of options or restricted stock units within 60 days.

(7)	Appointed as a director to the Board effective May 2023.

(8)	Appointed as a director to the Board effective July 2023.

(9)	Consists of 32,541 shares of Class A common stock, and 108,628 shares of Class A common stock issuable upon the exercise of options or restricted stock units within 60 days.

(10)	Consists of 787,347 shares of Class A common stock, and 90,908 shares of Class A common stock issuable upon the exercise of options or restricted stock units within 60 days.

(11)	Consists of 221,500 shares of Class A common stock, and 5,537,500 shares of Class A common stock issuable upon the exercise of options within 60 days.

(12)	Consists of 164,634 shares of Class A common stock and 124,040 shares of Class A common stock issuable upon the exercise of restricted stock units within 60 days.

(13)	Consists of 343,200 shares of Class A common stock, and 5,537,500 shares of Class A common stock issuable upon the exercise of options within 60 days.

(14)	Consists of 15,130 shares of Class A common stock.

(15)	Mr. Chong did not beneficially own any Class A common stock upon his resignation effective February 10, 2023.

(16)	Consists of 2,150,566 shares of Class A common stock and 6,151,520 shares of Class A common stock issuable upon the exercise of options or restricted stock units within 60 days.

Hyzon Motors 2023 Proxy Statement    |    33

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee charter is available on our website at www.hyzonmotors.com. All members of the Audit Committee meet the independence standards established by Nasdaq.

The Audit Committee serves in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, that, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2022. The Audit Committee has also discussed with the independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP independence.

Based upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee

Matthew Foulston, Chair

Ivy Brown

Elaine Wong

Dennis Edwards

34    |    Hyzon Motors 2023 Proxy Statement

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been engaged by us since November 2020, and has audited our financial statements for the years ended December 31, 2021 and 2022. WithumSmith+Brown, PC (“Withum”), our independent registered public accounting firm prior to the Business Combination, was informed on July 16, 2021 that it would be replaced by KPMG as our independent registered public accounting firm following completion of its review of the quarter ended June 30, 2021, which consisted only of the accounts of the pre-merger special purpose acquisition company. The Audit Committee believes that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Our Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth the fees billed by KPMG LLP for audit and other services rendered:

	2021	2022
Audit Fees(1)	$1,441,326	$4,438,184
Audit-Related Fees(2)	73,465	—
Tax Fees(3)	93,000	60,000
All Other Fees(4)	—	—
Total	$1,607,791	$4,498,184

(1)

Audit Fees. Audit fees consist of fees for the audit of our annual financial statements and the reviews of our interim financial statements. Audit fees for each period also include related services that are normally provided in connection with registration statements.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Hyzon Motors 2023 Proxy Statement    |    35

(3)	Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.

(4)	All Other Fees. All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The following table presents fees billed to us by Withum for professional services rendered for the period from January 1, 2021 through July 16, 2021.

2021
Audit Fees(1)	$85,125
Audit-Related Fees(2)	—
Tax Fees(3)	5,000
All Other Fees(4)	—
Total	$90,125

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the review of financial statements included in our Quarterly Reports on Form 10-Q.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.

(4)	All Other Fees. All other fees consist of fees billed for all other services.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the Annual Meeting or represented by proxy at the annual meeting will be required to ratify the selection of KPMG LLC for our fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

✓	The Board Recommends a Vote “FOR” the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm

36    |    Hyzon Motors 2023 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC.

To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2022, there were no failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

Hyzon Motors 2023 Proxy Statement    |    37

Stockholder Nominees and Proposals for the 2024 Annual Meeting

Our 2024 Annual Meeting of Stockholders is currently scheduled to be held on August 21, 2024.

To be considered for inclusion in the Company’s proxy statement for the 2024 Annual Meeting of stockholders, stockholder proposals must be received by our Secretary no later than April 23, 2024. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested. If we change the date of our 2024 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2024 Annual Meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2024 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 of the Exchange Act. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 120th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2024 Annual Meeting of stockholders, notice must be received between April 23, 2024 and May 23, 2024. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Our Bylaws also establish advance notice procedures for stockholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement. A “proxy access” nomination will not be eligible for inclusion in the proxy statement unless the stockholder gives timely notice of the nomination in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 150th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 120th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2024 Annual Meeting of stockholders, notice must be received between March 24, 2024 and April 23, 2024. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

38    |    Hyzon Motors 2023 Proxy Statement

Other Matters

As of the time this proxy statement was mailed, our Board does not know of any proposals or business items that will be presented for consideration at the Annual Meeting, other than those set forth herein. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By order of the Board of Directors

/s/ John Zavoli
John Zavoli
Chief Legal Officer, General Counsel and Secretary

Honeoye Falls, NY

July 14, 2023

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2022, by writing to our Secretary, Hyzon Motors Inc., 475 Quaker meeting House Road, Honeoye Falls, NY 14472. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of July 6, 2023 the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and related exhibits are also available at www.hyzonmotors.com.

Hyzon Motors 2023 Proxy Statement    |    39

Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our business plans and our mission; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model, including market acceptance of our planned products and services; our ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent); our ability to identify additional potential customers and convert them to paying customers; changes in applicable laws or regulations; risks associated with the outcome of any legal, regulatory or judicial proceedings; the effect of pandemics on our business; our ability to raise capital; our ability to compete; the success of our business collaborations; regulatory developments in the United States and foreign countries; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; our history of operating losses; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. We disclaim any intent or obligation to update these forward-looking statements.

40    |    Hyzon Motors 2023 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/HYZN Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-706-1194 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN Hyzon Motors Inc. Annual Meeting of Stockholders For Stockholders of record as of July 6, 2023 DATE: Wednesday, August 23, 2023 TIME: 9:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/HYZN for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Zavoli and Parker Meeks (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hyzon Motors Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Hyzon Motors Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of three directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; 1.01 Viktor Meng 1.02 Andrea Farace 1.03 Matthew Foulston FOR WITHHOLD FOR 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. FOR AGAINST ABSTAIN You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date